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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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                                          State of           Percent of Capital Stock Owned at
     Name of Subsidiary                Incorporation                 December 31, 1999
     ------------------                -------------                 -----------------
First National Bank of Joliet             Illinois                         100%

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